Exhibit 2.1

For Ministry use only	Ontario Corporation Number
À l’usage exclusif du ministère	Numéro de la société en Ontario

1601244

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION
Form 3 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

ROGERS CABLE INC.

Formule 3 Loi sur les sociétés par actions

	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

	3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :
2003/12/31

(Year, Month, Day)
(année, mois, jour)
	4.	Complete only if there is a change in the number of directors of the minimum/maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

		Number of directors is/are:	or	minimum and maximum number of directors is/are:
		Nombre d’administrateurs :	ou	nombres minimum et maximum d’administrateurs :

		Number	or	Minimum	and	maximum
		Nombre	ou	Minimum	et	maximum

	5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :
See pages 1a to 1p attached hereto.

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     The articles of the Corporation are amended as follows:
1.	to delete the following provisions of paragraph (a) respecting the rights, privileges, restrictions and conditions of the Fourth Preferred shares as set out in the Certificate and Articles of Amalgamation effective December 31, 2003:
“(a)	Ranking. The Fourth Preferred shares shall rank, with respect to both dividends and return of capital in the event of liquidation, dissolution or winding up of the Corporation, junior to the First Preferred shares and the Third Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, but shall not confer any further right to participate in the profits or assets of the Corporation. The rights, privileges, restrictions and conditions attaching to the Fourth Preferred shares shall be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute the Fourth Preferred shares “Excluded Securities” for the purposes of the:
(A)	Second Amended and Restated Loan Agreement dated as of January 31, 2002, as amended on September 10, 2003, among the Corporation, The Toronto-Dominion Bank, as Administration Agent and certain lenders named therein;
(B)	Indenture dated as of January 15, 1994 among Rogers Cablesystems Limited (“RCAB”), a predecessor by amalgamation to the Corporation, Rogers Cable T.V. Limited (“RCTV”), a predecessor by amalgamation to the Corporation, Rogers Ottawa Limited/Limitée (“ROL”) and Chemical Bank (now JPMorgan Chase Bank) re Cdn. $300,000,000 9.65% Senior Secured Second Priority Debentures due 2014;
(C)	Indenture dated as of March 20, 1995 among RCAB, various Restricted Subsidiaries and Chemical Bank (now JPMorgan Chase Bank) re U.S. $450,000,000 10% Series B Senior Secured Second Priority Notes due 2005;
(D)	Indenture dated as of November 30, 1995 among RCAB, various Restricted Subsidiaries and Chemical Bank (now JPMorgan Chase Bank) re U.S. $125,000,000 11% Senior Subordinated Guaranteed Debentures due 2015;
(E)	Indenture dated as of February 5, 2002 among the Corporation and CIBC Mellon Trust Company re Cdn. $450,000,000 7.60% Senior (Secured) Second Priority Notes due 2007;

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(F)	Indenture dated as of April 30, 2002 among the Corporation and JPMorgan Chase Bank re U.S.$350,000,000 7.875% Senior (Secured) Second Priority Notes due 2012;
(G)	Indenture dated as of April 30, 2002 among the Corporation and JPMorgan Chase Bank re U.S.$200,000,000 8.750% Senior (Secured) Second Priority Debentures due 2032;
(H)	Indenture dated as of June 19, 2003 among the Corporation and JPMorgan Chase Bank re U.S. $350,000,000 6.25% Senior (Secured) Second Priority Notes due 2013; and
(I)	such other loan agreements, indentures, deeds of trust or other financing instruments to which the Corporation (or any successor) is from time to time a party as contain substantially similar provisions as the foregoing financing instruments related to “Excluded Securities”,
(collectively, all such documents, as they may be amended from time to time, are hereinafter referred to as the “Financing Indentures”).
For greater certainty, no distribution of money or property shall be made on, or in connection with, the Fourth Preferred shares (including, without limitation, distributions made by the payment of dividends or payments made in connection with the purchase for cancellation of Fourth Preferred shares or payments made on the liquidation, dissolution, or winding up of the Corporation) unless such a distribution is permitted to be made on or by means of Excluded Securities under the provisions of the Financing Indentures. Any promissory notes issued to satisfy any dividend, purchase for cancellation or other distribution amount made in respect of any of the Fourth Preferred shares shall, notwithstanding anything to the contrary contained herein, be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute such promissory notes Excluded Securities for the purposes of the Financing Indentures. Until all indebtedness under the Financing Indentures has been fully paid or the payment thereof has been duly provided for, such promissory note shall not be assignable or negotiable by the holder except to the extent and in the manner contemplated by the applicable provisions contained in the Financing Indentures relating to Excluded Securities.”
and substitute therefore the following:
“(a)	Ranking. The Fourth Preferred shares shall rank, with respect to dividends, junior to the First Preferred shares and the Third Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, and with respect to return of capital in the event of liquidation, dissolution or winding up of the Corporation, junior to the First Preferred shares, the Third Preferred shares and the Ninth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, but shall not confer any

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further right to participate in the profits or assets of the Corporation. The rights, privileges, restrictions and conditions attaching to the Fourth Preferred shares shall be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute the Fourth Preferred shares “Excluded Securities” for the purposes of the:
(A)	Second Amended and Restated Loan Agreement dated as of January 31, 2002, among the Corporation, The Toronto-Dominion Bank, as Administration Agent and the Lenders named therein, as amended by the First Amendment dated for reference September 10, 2003 and the Second Amendment dated June 22, 2005;
(B)	Indenture dated as of February 5, 2002 between the Corporation and CIBC Mellon Trust Company regarding the issue of Cdn.$450,000,000 7.60% Senior (Secured) Second Priority Notes due 2007, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;
(C)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 7.875% Senior (Secured) Second Priority Notes due 2012, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;
(D)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$200,000,000 8.750% Senior (Secured) Second Priority Debentures due 2032, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;
(E)	Indenture dated as of June 19, 2003 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 6.25% Senior (Secured) Second Priority Notes due 2013, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;
(F)	Indenture dated as of March 11, 2004 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 5.500% Senior (Secured) Second Priority Notes due 2014;
(G)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of Cdn.$175,000,000 7.25% Senior (Secured) Second Priority Notes due 2011;
(H)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of U.S.$280,000,000 6.75% Senior (Secured) Second Priority Notes due 2015; and

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(I)	such other loan agreements, indentures, deeds of trust or other financing instruments to which the Corporation (or any successor) is from time to time a party as contain substantially similar provisions as the foregoing financing instruments related to “Excluded Securities”,
(collectively, all such documents, as they may be amended from time to time, are hereinafter referred to as the “Financing Indentures”).
For greater certainty, no distribution of money or property shall be made on, or in connection with, the Fourth Preferred shares (including, without limitation, distributions made by the payment of dividends or payments made in connection with the purchase for cancellation of Fourth Preferred shares or payments made on the liquidation, dissolution, or winding up of the Corporation) unless such a distribution is permitted to be made on or by means of Excluded Securities under the provisions of the Financing Indentures. Any promissory notes issued to satisfy any dividend, purchase for cancellation or other distribution amount made in respect of any of the Fourth Preferred shares shall, notwithstanding anything to the contrary contained herein, be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute such promissory notes Excluded Securities for the purposes of the Financing Indentures. Until all indebtedness under the Financing Indentures has been fully paid or the payment thereof has been duly provided for, such promissory note shall not be assignable or negotiable by the holder except to the extent and in the manner contemplated by the applicable provisions contained in the Financing Indentures relating to Excluded Securities.”.
2.	to delete the following provisions of paragraph (e) respecting the rights, privileges, restrictions and conditions of the Fourth Preferred shares as set out in the Certificate and Articles of Amalgamation effective December 31, 2003:
“(e)	Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Fourth Preferred shares shall be entitled to receive, subject to section (a) hereof, and after the holders of First Preferred shares and Third Preferred shares shall have received such amounts as they are entitled to receive in the event of the liquidation, dissolution or winding up of the Corporation, but before any distribution of any part of the assets of the Corporation among the holders of any other shares of the Corporation, including without limitation the Class A Common and Class B Common shares, an amount equal to the Redemption Price for each issued and outstanding Fourth Preferred share plus an amount equal to all dividends declared thereon and unpaid.”
and substitute therefore the following:
“(e)	Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Fourth Preferred shares shall be entitled to receive, subject to

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section (a) hereof, and after the holders of First Preferred shares, Third Preferred shares and Ninth Preferred shares shall have received such amounts as they are entitled to receive in the event of the liquidation, dissolution or winding up of the Corporation, but before any distribution of any part of the assets of the Corporation among the holders of any other shares of the Corporation, including without limitation the Class A Common and Class B Common shares, an amount equal to the Redemption Price for each issued and outstanding Fourth Preferred share plus an amount equal to all dividends declared thereon and unpaid.”.
3.	to delete the following provisions of paragraph (a) respecting the rights, privileges, restrictions and conditions of the Seventh Preferred shares as set out in the Certificate and Articles of Amalgamation effective December 31, 2003:
“(a)	Ranking. The Seventh Preferred shares shall rank, with respect to both dividends and return of capital in the event of liquidation, dissolution or winding up of the Corporation, junior to the First Preferred shares, the Third Preferred shares, the Fourth Preferred shares, the Fifth Preferred shares and the Sixth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, but shall not confer any further right to participate in the profits or assets of the Corporation. The rights, privileges, restrictions and conditions attaching to the Seventh Preferred shares shall be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute the Seventh Preferred shares “Excluded Securities” for the purposes of the:
(A)	Second Amended and Restated Loan Agreement dated as of January 31, 2002, as amended on September 10, 2003, among the Corporation, The Toronto-Dominion Bank, as Administration Agent and certain lenders named therein;
(B)	Indenture dated as of January 15, 1994 among Rogers Cablesystems Limited (“RCAB”), a predecessor by amalgamation to the Corporation, Rogers Cable T.V. Limited (“RCTV”), a predecessor by amalgamation to the Corporation, Rogers Ottawa Limited/Limitée (“ROL”) and Chemical Bank (now JPMorgan Chase Bank) re Cdn. $300,000,000 9.65% Senior Secured Second Priority Debentures due 2014;
(C)	Indenture dated as of March 20, 1995 among RCAB, various Restricted Subsidiaries and Chemical Bank (now JPMorgan Chase Bank) re U.S. $450,000,000 10% Series B Senior Secured Second Priority Notes due 2005;
(D)	Indenture dated as of November 30, 1995 among RCAB, various Restricted Subsidiaries and Chemical Bank (now JPMorgan Chase Bank) re U.S. $125,000,000 11% Senior Subordinated Guaranteed Debentures due 2015;

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(E)	Indenture dated as of February 5, 2002 among the Corporation and CIBC Mellon Trust Company re Cdn. $450,000,000 7.60% Senior (Secured) Second Priority Notes due 2007;

(F)	Indenture dated as of April 30, 2002 among the Corporation and JPMorgan Chase Bank re U.S.$350,000,000 7.875% Senior (Secured) Second Priority Notes due 2012;

(G)	Indenture dated as of April 30, 2002 among the Corporation and JPMorgan Chase Bank re U.S.$200,000,000 8.750% Senior (Secured) Second Priority Debentures due 2032;

(H)	Indenture dated as of June 19, 2003 among the Corporation and JPMorgan Chase Bank re U.S. $350,000,000 6.25% Senior (Secured) Second Priority Notes due 2013; and

(I)	such other loan agreements, indentures, deeds of trust or other financing instruments to which the Corporation (or any successor) is from time to time a party as contain substantially similar provisions as the foregoing financing instruments related to “Excluded Securities”,
(collectively, all such documents, as they may be amended from time to time, are hereinafter referred to as the “Financing Indentures”).
For greater certainty, no distribution of money or property shall be made on, or in connection with, the Seventh Preferred shares (including, without limitation, distributions made by the payment of dividends or payments made in connection with the purchase for cancellation of Seventh Preferred shares or payments made on the liquidation, dissolution, or winding up of the Corporation) unless such a distribution is permitted to be made on or by means of Excluded Securities under the provisions of the Financing Indentures. Any promissory notes issued to satisfy any dividend, purchase for cancellation or other distribution amount made in respect of any of the Seventh Preferred shares shall, notwithstanding anything to the contrary contained herein, be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute such promissory notes Excluded Securities for the purposes of the Financing Indentures. Until all indebtedness under the Financing Indentures has been fully paid or the payment thereof has been duly provided for, such promissory note shall not be assignable or negotiable by the holder except to the extent and in the manner contemplated by the applicable provisions contained in the Financing Indentures relating to Excluded Securities.”
and substitute therefore the following:
(a)	Ranking. The Seventh Preferred shares shall rank, with respect to dividends, junior to the First Preferred shares, the Third Preferred shares, the Fourth Preferred shares, the Fifth Preferred shares and the Sixth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the

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Class A Common and Class B Common shares, and with respect to return of capital in the event of liquidation, dissolution or winding up of the Corporation, junior to the First Preferred shares, the Third Preferred shares, the Fourth Preferred shares, the Fifth Preferred shares, the Sixth Preferred shares and the Ninth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, but shall not confer any further right to participate in the profits or assets of the Corporation. The rights, privileges, restrictions and conditions attaching to the Seventh Preferred shares shall be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute the Seventh Preferred shares “Excluded Securities” for the purposes of the:
(A)	Second Amended and Restated Loan Agreement dated as of January 31, 2002, among the Corporation, The Toronto-Dominion Bank, as Administration Agent and the Lenders named therein, as amended by the First Amendment dated for reference September 10, 2003 and the Second Amendment dated June 22, 2005;

(B)	Indenture dated as of February 5, 2002 between the Corporation and CIBC Mellon Trust Company regarding the issue of Cdn.$450,000,000 7.60% Senior (Secured) Second Priority Notes due 2007, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(C)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 7.875% Senior (Secured) Second Priority Notes due 2012, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(D)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$200,000,000 8.750% Senior (Secured) Second Priority Debentures due 2032, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(E)	Indenture dated as of June 19, 2003 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 6.25% Senior (Secured) Second Priority Notes due 2013, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(F)	Indenture dated as of March 11, 2004 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 5.500% Senior (Secured) Second Priority Notes due 2014;

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(G)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of Cdn.$175,000,000 7.25% Senior (Secured) Second Priority Notes due 2011;
(H)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of U.S.$280,000,000 6.75% Senior (Secured) Second Priority Notes due 2015; and
(I)	such other loan agreements, indentures, deeds of trust or other financing instruments to which the Corporation (or any successor) is from time to time a party as contain substantially similar provisions as the foregoing financing instruments related to “Excluded Securities”,
(collectively, all such documents, as they may be amended from time to time, are hereinafter referred to as the “Financing Indentures”).
For greater certainty, no distribution of money or property shall be made on, or in connection with, the Seventh Preferred shares (including, without limitation, distributions made by the payment of dividends or payments made in connection with the purchase for cancellation of Seventh Preferred shares or payments made on the liquidation, dissolution, or winding up of the Corporation) unless such a distribution is permitted to be made on or by means of Excluded Securities under the provisions of the Financing Indentures. Any promissory notes issued to satisfy any dividend, purchase for cancellation or other distribution amount made in respect of any of the Seventh Preferred shares shall, notwithstanding anything to the contrary contained herein, be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute such promissory notes Excluded Securities for the purposes of the Financing Indentures. Until all indebtedness under the Financing Indentures has been fully paid or the payment thereof has been duly provided for, such promissory note shall not be assignable or negotiable by the holder except to the extent and in the manner contemplated by the applicable provisions contained in the Financing Indentures relating to Excluded Securities.”.
4.	to delete the following provisions of paragraph (e) respecting the rights, privileges, restrictions and conditions of the Seventh Preferred shares as set out in the Certificate and Articles of Amalgamation effective December 31, 2003:
“(e)	Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Seventh Preferred shares shall be entitled to receive, subject to section (a) hereof, and after the holders of First Preferred shares, Third Preferred shares, Fourth Preferred shares, Fifth Preferred shares and Sixth Preferred shares shall have received such amounts as they are entitled to receive in the event of the liquidation, dissolution or winding up of the Corporation, but before any distribution of any part of the assets of the Corporation among the holders of any other shares of the Corporation, including without limitation the Class A Common and Class B Common shares, an amount equal to the Redemption Price for each

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issued and outstanding Seventh Preferred share plus an amount equal to all dividends declared thereon and unpaid.”
and substitute therefore the following:
"(e) Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Seventh Preferred shares shall be entitled to receive, subject to section (a) hereof, and after the holders of First Preferred shares, Third Preferred shares, Fourth Preferred shares, Fifth Preferred shares, Sixth Preferred shares and Ninth Preferred shares shall have received such amounts as they are entitled to receive in the event of the liquidation, dissolution or winding up of the Corporation, but before any distribution of any part of the assets of the Corporation among the holders of any other shares of the Corporation, including without limitation the Class A Common and Class B Common shares, an amount equal to the Redemption Price for each issued and outstanding Seventh Preferred share plus an amount equal to all dividends declared thereon and unpaid.”.
5.	to increase the authorized capital of the Corporation by creating an unlimited number of a class of shares to be designated Ninth Preferred shares;

6.	by providing that the Ninth Preferred shares shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule “A” annexed hereto; and

7.	by declaring that, after giving effect to the foregoing, the Corporation is authorized to issue an unlimited number of Class A Common shares, an unlimited number of Class B Common shares, 100,000,000 Class B Preferred shares, an unlimited number of First Preferred shares, an unlimited number of Third Preferred shares, an unlimited number of Fourth Preferred shares, an unlimited number of Fifth Preferred shares, an unlimited number of Sixth Preferred shares, an unlimited number of Seventh Preferred shares, an unlimited number of Eighth Preferred shares and an unlimited number of Ninth Preferred shares.

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SCHEDULE “A”
NINTH PREFERRED SHARES
The Ninth Preferred shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:
(a)	Ranking. The Ninth Preferred shares shall rank, with respect to dividends, junior to the First Preferred shares, the Third Preferred shares, the Fourth Preferred shares, the Fifth Preferred shares, the Sixth Preferred shares, the Seventh Preferred shares and the Eighth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Class A Common and Class B Common shares, and with respect to return of capital in the event of liquidation, dissolution or winding up of the Corporation, junior to the First Preferred shares, the Third Preferred shares, the Fifth Preferred shares, the Sixth Preferred shares and the Eighth Preferred shares and in priority to all other shares of the Corporation, including without limitation, the Fourth Preferred shares, the Seventh Preferred shares, the Class A Common shares and the Class B Common shares, but shall not confer any further right to participate in the profits or assets of the Corporation. The rights, privileges, restrictions and conditions attaching to the Ninth Preferred shares shall be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute the Ninth Preferred shares “Excluded Securities” for the purposes of the:
(A)	Second Amended and Restated Loan Agreement dated as of January 31, 2002, among the Corporation, The Toronto-Dominion Bank, as Administration Agent and the Lenders named therein, as amended by the First Amendment dated for reference September 10, 2003 and the Second Amendment dated June 22, 2005;

(B)	Indenture dated as of February 5, 2002 between the Corporation and CIBC Mellon Trust Company regarding the issue of Cdn.$450,000,000 7.60% Senior (Secured) Second Priority Notes due 2007, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(C)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 7.875% Senior (Secured) Second Priority Notes due 2012, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(D)	Indenture dated as of April 30, 2002 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$200,000,000 8.750% Senior (Secured) Second Priority Debentures due 2032, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

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(E)	Indenture dated as of June 19, 2003 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 6.25% Senior (Secured) Second Priority Notes due 2013, as supplemented by the First Supplemental Indenture dated as of December 31, 2003;

(F)	Indenture dated as of March 11, 2004 between the Corporation and JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.) regarding the issue of U.S.$350,000,000 5.500% Senior (Secured) Second Priority Notes due 2014;

(G)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of Cdn.$175,000,000 7.25% Senior (Secured) Second Priority Notes due 2011;

(H)	Indenture dated as of November 30, 2004 between the Corporation and JPMorgan Chase Bank, N.A. regarding the issue of U.S.$280,000,000 6.75% Senior (Secured) Second Priority Notes due 2015; and

(I)	such other loan agreements, indentures, deeds of trust or other financing instruments to which the Corporation (or any successor) is from time to time a party as contain substantially similar provisions as the foregoing financing instruments related to “Excluded Securities”,
(collectively, all such documents, as they may be amended from time to time, are hereinafter referred to as the “Financing Indentures”).
For greater certainty, no distribution of money or property shall be made on, or in connection with, the Ninth Preferred shares (including, without limitation, distributions made by the payment of dividends or payments made in connection with the purchase for cancellation of Ninth Preferred shares or payments made on the liquidation, dissolution, or winding up of the Corporation) unless such a distribution is permitted to be made on or by means of Excluded Securities under the provisions of the Financing Indentures. Any promissory notes issued to satisfy any dividend, purchase for cancellation or other distribution amount made in respect of any of the Ninth Preferred shares shall, notwithstanding anything to the contrary contained herein, be deemed to include and incorporate by reference such provisions (including, without limitation, the subordination provisions) as are necessary to constitute such promissory notes Excluded Securities for the purposes of the Financing Indentures. Until all indebtedness under the Financing Indentures has been fully paid or the payment thereof has been duly provided for, such promissory note shall not be assignable or negotiable by the holder except to the extent and in the manner contemplated by the applicable provisions contained in the Financing Indentures relating to Excluded Securities.
(b)	Redemption Privilege.
(i)	Redemption Price. Subject to any adjustment pursuant to section (g) hereof, the “Redemption Price” in respect of each Ninth Preferred share

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shall be an amount equal to the aggregate fair market value of all property transferred or sold to the Corporation in exchange for the Ninth Preferred shares, less the value of any liabilities of the Corporation assumed, each as at the time such Ninth Preferred shares are issued, divided by the number of Ninth Preferred shares so issued.

(ii)	Redemption Right. Subject to the provisions of the Business Corporations Act (Ontario), as amended from time to time, or any successor legislation, the Corporation may, upon giving notice or upon notice being waived as hereinafter provided, redeem the whole or any part of the Ninth Preferred shares on payment for each such share to be redeemed of the Redemption Price therefor.

(iii)	Payment of Redemption Price by Promissory Note. The aggregate Redemption Price of all Ninth Preferred shares of a holder which are redeemed may, at the option of the Corporation, be paid and satisfied in whole or in part: (1) by the issuance to the holder by the Corporation of a promissory note for a principal sum equal to the Redemption Price, or such part thereof as is to be satisfied by the promissory note, which, subject to section (a) above, is payable on demand, is non-interest bearing and, subject to section (a) above, entitles the Corporation to prepay the whole or any part of the unpaid principal under such promissory note; or (2) by the assignment or endorsement in favour of the holder of a promissory note made by an affiliate (as such term is defined in the Business Corporations Act (Ontario), as amended from time to time, or any successor legislation) for a principal sum or for a portion of the principal sum equal to the aggregate Redemption Price, or such part thereof as is to be satisfied by the promissory note, which is payable on demand and which the board of directors of the Corporation in its discretion has determined has a value not less than the aggregate Redemption Price, or such part thereof as is to be satisfied by the promissory note of the affiliate, which might be issued under clause (1) of this subsection (b)(iii).

(iv)	Partial Redemption. In case a part only of the then outstanding Ninth Preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected in such manner as the directors in their discretion shall decide and need not be redeemed pro rata or selected by lot and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

(v)	Notice of Redemption and Rights of Holders. The Corporation shall, on or before the date specified for redemption, send to each person who at the date of sending is a registered holder of Ninth Preferred shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Ninth Preferred shares, or alternatively, notice may be waived or the time for sending of the notice may be waived at any time with the consent

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in writing of holders of such Ninth Preferred shares to be redeemed. Notice may be mailed in a prepaid envelope addressed to each such shareholder at his address as it appears on the records of the Corporation or its transfer agent, or alternatively, such notice may be delivered personally to such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of the redemption. Such notice shall set out the manner in which the aggregate Redemption Price of the Ninth Preferred shares so redeemed is to be satisfied in accordance with subsection (b)(iii) and the date of redemption. If notice of any such redemption be given by the Corporation or waived in the manner aforesaid and an amount sufficient to redeem the shares has been paid (whether in cash or by promissory note as above provided) to the holder of the Ninth Preferred shares to be redeemed or deposited with any trust corporation or chartered bank in Canada, on or before the date fixed for redemption, the holder thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor and except to receive any dividends declared and payable on or before the redemption date but unpaid. If the Ninth Preferred shares are redeemed on the redemption date then from and after the redemption date such shares shall cease to be entitled to dividends, (except for any accrued and unpaid dividends on such shares) and the holders thereof shall not be entitled to exercise any of the rights of holders of Ninth Preferred shares in respect thereof unless payment of the Redemption Price is not made on the redemption date, in which event the rights of the holders of the said shares shall remain unaffected.
(c)	Cumulative Dividends. The holders of the Ninth Preferred shares shall, in each fiscal year of the Corporation, subject to section (a) hereof and to the payment of all accrued dividends on the First Preferred shares, the Third Preferred shares, the Fourth Preferred shares, the Fifth Preferred shares, the Sixth Preferred shares, the Seventh Preferred shares and the Eighth Preferred shares, but always in preference and priority to any payment of dividends on any other shares of the Corporation for such year, including without limitation, the Class A Common and Class B Common shares, be entitled to receive, subject to the provisions of the Business Corporations Act (Ontario), as amended from time to time, or any successor legislation, fixed, cumulative cash dividends at the rate of eight percent (8%) per annum of the Redemption Price for such shares payable quarterly on the first day following the last day in the month of each of March, June, September and December, other than a Saturday or a Sunday, on which the main branch of The Toronto-Dominion Bank in Toronto, Ontario is open for business (each an “Established Dividend Payment Date”). Alternatively, if the directors so determine dividends shall be payable on any day (an “Alternate Dividend Payment Date”) following the immediately preceding Established Dividend Payment Date and before the next Established Dividend Payment Date. An Established Dividend Payment Date and an Alternate Dividend Payment Date are each hereinafter referred to as a “Dividend Payment Date”. Dividends on the

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Ninth Preferred shares shall accrue on a daily basis from the day following the date of issuance. If on any Dividend Payment Date the dividend payable on such date is not paid in full on all of the Ninth Preferred shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on the first date thereafter on which the Corporation shall have sufficient moneys properly applicable to the payment of same. The holders of the Ninth Preferred shares shall not be entitled to any dividend other than or in excess of the cumulative dividends at the rate hereinbefore provided for. If the Redemption Price is increased or decreased pursuant to section (g) hereof at any time after any dividends have been declared and paid or set aside for payment on the Ninth Preferred shares, the dividend rate applicable during the period prior to such increase or decrease in the Redemption Price in respect of which the dividends were paid or set aside for payment shall be deemed decreased or increased accordingly, and neither a registered holder of Ninth Preferred shares nor the Corporation shall have a claim against the other for either under or overpayment of dividends resulting from an increase or decrease in the Redemption Price.

The Corporation shall not redeem or purchase for cancellation any Ninth Preferred shares then outstanding unless all dividends accrued on the Ninth Preferred shares up to the date of redemption or purchase have been paid.

The Corporation shall not call for redemption or redeem or purchase for cancellation or make any capital distribution in respect of or otherwise pay off or retire any shares of the Corporation ranking on a parity with or junior to the Ninth Preferred shares unless all dividends on the Ninth Preferred shares up to and including the dividend payable on the immediately preceding Dividend Payment Date shall have been declared and paid or set aside for payment at the date of such call for redemption, redemption, purchase, distribution, retirement or other payment off.
(d)	Purchase by the Corporation. The Corporation shall have the right at its option at any time and from time to time to purchase the whole or any part of the Ninth Preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the Redemption Price thereof (the “Purchase Price”). The Purchase Price may, at the option of the Corporation be paid and satisfied in the manner provided for in subsection (b)(iii) hereof.

(e)	Liquidation, Dissolution or Winding up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Ninth Preferred shares shall be entitled to receive, subject to section (a) hereof, and after the holders of First Preferred shares, Third Preferred shares, Fifth Preferred shares, Sixth Preferred shares and Eighth Preferred Shares shall have received such amounts as they are entitled to receive in the event of the liquidation, dissolution or winding up of the Corporation, but before any distribution of any part of the assets of the Corporation among the holders of any other shares of the Corporation, including without limitation, the Fourth Preferred shares, the Seventh Preferred shares, the Class A Common shares and the Class B Common shares, an amount equal to the Redemption Price for each issued and

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outstanding Ninth Preferred share plus an amount equal to the accrued and unpaid dividends thereon.

(f)	No Voting Rights; Notice of Meetings. The holders of the Ninth Preferred shares shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions of the Business Corporations Act (Ontario), as the same may from time to time be amended or any successor legislation, for any other purpose, nor shall they be entitled to attend shareholders’ meetings except for the purpose of exercising any voting rights accorded to them pursuant to the provisions of the Business Corporations Act (Ontario), as amended from time to time, or any successor legislation; holders of the Ninth Preferred shares shall, however, be entitled to notice of any meeting of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business.

(g)	Price Adjustment.
(i)	If at any time and from time to time when any Ninth Preferred shares are issued and outstanding either: (a) Canada Revenue Agency determines and the directors of the Corporation and all of the holders of the issued and outstanding Ninth Preferred shares concur in such determination; or (b) the Corporation, the directors of the Corporation and the holders of the Ninth Preferred shares determine; that the aggregate fair market value of all property transferred or sold to the Corporation in exchange for Ninth Preferred shares (the “Acquired Property”) is greater or less than the fair market value of the Acquired Property as determined in connection with the acquisition of the Acquired Property, or as most recently redetermined under this section (g) then the resultant excess or deficiency, as the case may be, shall be divided by the aggregate number of Ninth Preferred shares issued in connection with the acquisition of the Acquired Property and the Redemption Price shall be increased or decreased accordingly. For greater certainty, multiple adjustments to the Redemption Price are permitted under this subsection and all such adjustments shall be cumulative.

(ii)	In the event that none or only some (but not all) of the Ninth Preferred shares issued in connection with the acquisition of the Acquired Property are issued and outstanding and the Redemption Price is increased or decreased pursuant to subsection (g)(i) hereof then the amount of the increase or decrease in the aggregate fair market value of the Acquired Property, less the aggregate of the adjustments to the Redemption Price of the Ninth Preferred shares, if any, then issued and outstanding arising as a consequence of such determination, shall be, in the case of an excess, a debt of the Corporation payable to the holder of such Ninth Preferred shares and in the case of a deficiency, a debt of the holder payable to the

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Corporation, in either case on demand, bearing interest at a rate equal to the annual rate established by The Toronto-Dominion Bank at its head office in Toronto, Ontario from time to time as being its reference rate of interest used by it to determine the rates of interest it will charge for loans made in Canada in Canadian dollars to its preferred commercial customers, plus two percent (2%) per annum, calculated and payable monthly in arrears on the last day of each month, provided that the balance of any interest accrued and unpaid to the date on which the principal amount is paid shall be due and payable on such date and that any interest not paid on its due date shall itself bear interest at the above rate, compounded monthly.

(iii)	Notwithstanding subsection (g)(ii), in the event that the Redemption Price for any Ninth Preferred shares redeemed shall have been satisfied by means of a promissory note issued by the Corporation or assigned and transferred by the Corporation (as provided in subsection (b)(iii) hereof) providing for the adjustment of the principal amount thereof downwards by an amount equal to the amount of the deficiency or upwards by an amount equal to the amount of the excess, then in such event, the note as adjusted shall be deemed to satisfy in full the adjustment of the applicable purchase price and the debt payable by the Corporation to the holder or the holder to the Corporation as the case may be, hereinbefore provided in subsection (g)(ii) hereof.

(iv)	Each time a change is made to the Redemption Price pursuant to this section (g), a certificate of an officer of the Corporation, stating such new Redemption Price, shall be prepared and inserted in the minute book of the Corporation.

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dúment autorisée conformement aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuve la résolution autorisant la modification le

2006/01/09

(Year, Month, Day)
(année, mois, jour)
These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

ROGERS CABLE INC.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l’on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par:

SIG	ALAN D. HORN, VICE-PRESIDENT

(Signature)	(Description of Office)
(Signature)	(Fonction)

By:	SIG	M. LORRAINE DALY, VICE PRESIDENT, TREASURER

	(Signature)	(Description of Office)
07119(03/2003)